UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2005

BULLDOG TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50321
(Commission File Number)

980377543
(IRS Employer Identification No.)

301 – 11120 Horseshoe Way, Richmond, British Columbia, Canada V7A 5H7
(Address of principal executive offices and Zip Code)

(604) 271-8656
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On January 12, 2005 the Registrant announced the addition of Michael Molina to the Registrant’s Advisory Board.

Michael Molina spent over 25 years with the Port Authority Police of New York and New Jersey and his assignments have included Criminal Investigations Bureau-General Crimes Unit, Drug Enforcement Administration Major Conspiracy Group as well as with the Federal Bureau of Investigation Cargo Crime Task Force. Mike is a recipient of numerous awards and medals including World Trade Center 9-11-1 Medal of Valor. He was also recognized by the National Cargo Security Council with the Leadership in Law Enforcement Award in 1999. Mike has a Bachelor of Science – Business Administration from St. John’s University in Queens, NY as well as Masters in Professional Studies – Criminal Justice from Long Island University.

Mike is current president of Asset Protection Technology, Inc. (APTI). APTI provides a comprehensive offering of security consulting and investigative services and is known for its special emphasis on transportation and knowledge of the dynamics of an intermodal environment. APTI is licensed by the State of New York and is based out of the New York Metro area. APTI has a network of representatives in Miami, FL, Los Angeles and San Jose, CA, Dallas, TX, Chicago, IL, Philadelphia, PA, Memphis, TN and New Orleans, LA. APTI has also developed affiliates in Europe, South America, Central America, Mexico, Hong Kong, Singapore and China. These affiliations have successfully allowed APTI to gather worldwide information.

Item 9.01. Financial Statements and Exhibits.

99.1 News Release issued by the Registrant on January 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BULLDOG TECHNOLOGIES INC.

/s/ John Cockburn
By: John Cockburn
President, Chief Executive Officer, Secretary, and Director
Date: January 12, 2005